UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 7, 2004

Date of Report (Date of earliest event reported)

Crown Financial Group, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-192445
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices and zip code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

On September 7, 2004, Crown Financial Group, Inc., a New Jersey corporation (the “Company”) approved the engagement of the public accounting firm of BDO Seidman LLP (“BDO”) as the Company’s new independent registered accountants, effective immediately. BDO will audit and report on the Company’s consolidated statement of financial condition as of January 31, 2005 and the consolidated statement of operations, changes in stockholders’ equity and cash flows for the same fiscal period. BDO will also perform a review of the unaudited condensed quarterly financial statements to be included in the Company’ quarterly reports on Form 10-Q. The retention of BDO as the Company’s new independent registered accountants was approved by the Audit Committee.

During the years ended January 31, 2004 and 2003 and the subsequent interim period prior to BDO’s engagement, the Company has not engaged BDO as either the principal accountant to audit the Company’s financial statements, or as an independent registered accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report. Nor has the Company or someone on its behalf consulted BDO regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in Item 304(a)(1)(v)), during the Company’s two most recent fiscal years or any subsequent interim period.

The Company’s previous independent registered accountants, Ernst & Young LLP (“E&Y”) advised the Company on July 13, 2004 that, as of July 13, 2004, E&Y declined to stand for reelection as the Company’s independent registered accountants for the fiscal year ending January 31, 2005. The Company has authorized E&Y to respond fully to all inquiries from BDO. On July 20, 2004, the Company filed a Current Report on Form 8-K in connection with E&Y’s decision.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements And Exhibits

(c)    None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2004	CROWN FINANCIAL GROUP, INC.

	By:	/S/ CHARLES B. KENNEDY

	Name:	Charles B. Kennedy
	Title:	Interim CEO and President

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